ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is made as of June 7, 2005, by, between, and among IPEX, Inc. a corporation organized and existing under the laws of the State of Nevada ("Purchaser"); B Tech Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("B Tech"); Massimo Ballerini ("Ballerini"); Emanuele Boni ("Boni" and together with B Tech and Ballerini, the "Sellers"); Wolfgang Grabher ("Grabher"); and Sichenzia Ross Friedman Ference LLP, a limited liability partnership organized and existing under the laws of the State of New York (the "Escrow Agent");

                          W I T N E S S E T H T H A T:

      WHEREAS, the Purchaser and the Sellers have, as of this date, entered into an agreement (the "Ballerini Purchase Agreement"), which, among other matters, provides for the purchase by the Purchaser of certain specified assets of the Sellers;

      WHEREAS, the Purchaser, RGB Channel SRL and Sellers (as the shareholders of RGB Channel SRL) have, as of this date, entered into an agreement (the "RGB Purchase Agreement"), which, among other matters, provides for the purchase by the Purchaser of certain specified assets of RGB Channel SRL;

      WHEREAS, the assets acquired by the Purchaser pursuant to the Ballerini Purchase Agreement and the RGB Purchase Agreement are herein referred to as the "Assets";

      WHEREAS, this Agreement is entered into pursuant to and in connection with the Ballerini Purchase Agreement; and

      WHEREAS, Grabher has agreed to escrow certain shares of common stock of Purchaser, $.001 par value per share (the "Common Stock") which are owned by Grabher, in favor of Purchaser until such time as the Assets acquired by the Purchaser from RGB Channel SRL and Sellers have been validated in accordance with the terms hereof;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Ballerini Purchase Agreement, the parties hereto covenant and agree as follows:

I.    Deposit of Stock

      Concurrently with the execution and delivery of this Agreement, Grabher shall deliver to the Escrow Agent such number of shares of Common Stock he owns in the Purchaser ("Escrowed Stock"), together with a stock power separate from the certificate ("Stock Power") in a form attached hereto as Exhibit A, executed in blank and medallion guaranteed, valued at six million two hundred seventy five thousand dollars ($6,275,000), at the price per share computed based on the average of the closing bid and asked prices of the Common Stock as quoted on the OTC Bulletin Board for the five (5) trading days prior to the Closing Date (as defined in the Ballerini Purchase Agreement). On the date ninety (90) days after the Closing Date (the "Valuation Date"), the Purchaser shall compute the price per share based on the average of the closing bid and asked prices of the Common

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Stock  quoted on the OTC  Bulletin  Board for the five (5) trading days prior to the Valuation Date (the "Valuation Price Per Share"). The number of shares of the Escrowed Stock shall be adjusted by dividing six million two hundred seventy five thousand dollars ($6,275,000) by the Valuation Price Per Share. Immediately after the Valuation Date, either (a) Grabher shall either deposit additional shares of Common Stock, or (b) the Purchaser shall instruct the Escrow Agent to return a specified number of shares of the Escrowed Stock to Grabher, based upon the adjustment of the number of shares of Escrowed Stock on the Valuation Date. The Escrow Agent shall hold and dispose of the Escrowed Stock in accordance with the terms of this Agreement.

II.   Release of Escrowed Stock

      A. Release upon Satisfaction or Waiver of Conditions. Upon receipt by the Escrow Agent of a Notice of Satisfaction of Conditions signed by the Purchaser (in the sole discretion of its board of directors) stating that all of the conditions as set forth in Section II.B. of this Agreement have been satisfied within one hundred eighty (180) days of the date of this Agreement, the Escrow Agent shall release the Escrowed Stock to Grabher, after which this Agreement shall be deemed terminated and the Escrow Agent shall be deemed released and discharged from further obligations hereunder. In the event that only one (1) of the conditions set forth in Section II.B. have been satisfied in such one hundred eighty (180) day period, such period shall be extended an additional ninety (90) days.

      B. Conditions. The conditions (the "Conditions") for the release of the Escrowed Stock subject to Section II.A. of this Agreement are as follows:

            1. The Purchaser shall have received two written reports, prepared by an independent third party chosen in the sole discretion of the Chief Executive Officer of the Purchaser, the first such written report validating the Assets (as determined by the board of directors of the Purchaser) as transferred to the Purchaser, and the second such written report validating the Assets (as determined by the board of directors of the Purchaser) as thereafter enhanced by the Purchaser; and

            2. The Purchaser shall have received a written report, prepared by an intellectual property attorney (Fish & Richardson, LLP or a firm that is equally qualified as determined by the board of directors of the Purchaser) chosen by the board of directors of the Purchaser, validating the software portion of the Assets (as determined by the board of directors of the Purchaser) as transferred to the Purchaser.

Upon the satisfaction of the above Conditions, the Purchaser shall forward to the Escrow Agent a Notice of Satisfaction of Conditions instructing the Escrow Agent to release the Escrowed Stock to Grabher. If the Conditions are not met during the periods set forth in Section II.A. above, the Purchaser shall forward to Escrow Agent a Notice of Dissatisfaction of Conditions, instructing the Escrow Agent to release the Escrowed Stock to the Purchaser to be cancelled and returned to the Purchaser's treasury stock as described in Section II.C.

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

      C. Release if Conditions Are Not Satisfied. If the Conditions to the release of the Escrowed Stock as set forth in Section II.B. of this Agreement are not satisfied or waived within either one hundred eighty (180) days of the date of this Agreement, or two hundred seventy (270) days of the date of this Agreement (in the event the escrow period is extended pursuant to Section II.A.), as the case may be, the Purchaser shall deliver a Notice of Dissatisfaction of Conditions signed by Purchaser to the Escrow Agent, and simultaneously deliver a copy of such Notice of Dissatisfaction of Conditions to Grabher in accordance with Section XII hereof, instructing the Escrow Agent to distribute the Escrowed Stock to the Purchaser after which the Escrowed Stock shall be cancelled on the books and records of the Purchaser. Immediately upon receipt of the Notice of Dissatisfaction of Conditions signed by the Purchaser, the Escrow Agent forward a copy of the Notice of Dissatisfaction of Conditions to Grabher in accordance with Section XII hereof. Subject to Section II.D. hereof, ten (10) business days after receipt of the Notice of Dissatisfaction of Conditions signed by the Purchaser, the Escrow Agent shall distribute the Escrowed Stock, in accordance with instructions accompanying the Notice of Dissatisfaction of Conditions, to the Purchaser after which this Agreement shall be deemed terminated and the Escrow Agent shall be released and discharged from all further obligations hereunder.

      D. Release of Escrowed Stock if there is a Dispute. If a Notice of Dissatisfaction of Conditions is delivered on or before one hundred eighty (180) days of the date of this Agreement, or two hundred seventy (270) days of the date of this Agreement (in the event the escrow period is extended pursuant to Section II.A.), as the case may be, and if Grabher disputes the findings set forth in such Notice of Dissatisfaction, then Grabher shall, within ten (10) business days thereafter deliver notice of such dispute ("Notice of Dispute") to the Escrow Agent, and simultaneously deliver a copy of such Notice of Dispute to the Purchaser in accordance with Section XII hereof. If a Notice of Dispute is received or if no Notice of Dissatisfaction of Conditions is received pursuant to Section II.C. hereof, the Escrow Agent shall retain custody of the Escrowed Stock until the first to occur of the following:

      (1) Receipt by the Escrow Agent of a notice signed by the Purchaser and Grabher containing instructions to the Escrow Agent as to the delivery of the Escrowed Stock, or

      (2) Receipt by the Escrow Agent of a final order of a court of competent jurisdiction resolving the dispute from which no appeal is or can be taken,

after which the Escrow Agent shall promptly deliver the Escrowed Stock in accordance with the notice from the parties or decision of the court, as the case may be. Upon delivery thereof, this Agreement shall be deemed to be terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

III.  Termination by the Parties

      If at any time the Escrow Agent shall receive a notice signed by or on behalf of the Purchaser and Grabher that this Agreement has been terminated and instructing the Escrow Agent with respect to the disposition of the Escrowed Stock, the Escrow Agent shall release the Escrowed Stock in accordance with the instructions contained in such notice, and upon such release this Agreement shall be deemed terminated, and the Escrow Agent shall be released and discharged from all further obligations hereunder.

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

IV.   Nature of Duties; No Conflict; Liability

      It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, or continue to act, as counsel for any party to this Agreement with respect to any litigation or other matters arising out of this Agreement or otherwise. The Escrow Agent shall not be liable for any error of judgment, fact, or law, or any act done or omitted to be done, except for its own willful misconduct or gross negligence or that of its partners, employees, and agents. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject the Escrow Agent to any claim, liability, or obligation whatsoever, even if it shall be found that such determination was improper and incorrect; provided that the Escrow Agent and its partners, employees, and agents shall not have been guilty of willful misconduct or gross negligence in making such determination.

V.    Indemnification

      The Purchaser and Grabher jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense ("Cost") incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including costs and expenses of defending itself against any claim of liability in connection herewith or therewith. The right to indemnification set forth in the preceding sentence shall include the right to be paid by the Purchaser and Grabher in respect of Costs as they are incurred (including Costs incurred in connection with defending itself against any claim of liability in connection herewith). The Escrow Agent shall repay any amounts so paid if it shall ultimately be determined by a final order of a court of competent jurisdiction from which no appeal is or can be taken that the Escrow Agent is not entitled to such indemnification.

VI.   Documents and Instructions

      The Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by a proper person or persons, and may assume that any of the officers of Purchaser purporting to act on behalf of Purchaser in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent acts hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the genuineness, sufficiency, correctness, or validity of any agreement, document, certificate, instrument, or item deposited with it or any notice, consent, approval, direction, or instruction given to it, and the Escrow Agent shall be fully protected, under Sections IV and V above, for all acts taken in accordance with any written instruction or instrument given to it hereunder, and reasonably believed by the Escrow Agent to be genuine and what it purports to be.

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

VII.  Conflicting Notices, Claims, Demands, or Instructions

      If at any time the Escrow Agent shall receive conflicting notices, claims, demands, or instructions with respect to the Escrowed Stock, or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Escrowed Stock, or any part thereof, the Escrow Agent may refuse to make any distribution or payment and may retain the Escrowed Stock in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by a final order or judgment of a court of competent jurisdiction from which no appeal is or can be taken, whereupon the Escrow Agent shall make such disposition in accordance with such instructions or such order. The Escrow Agent shall also be entitled to commence as interpleader action in any court of competent jurisdiction to seek an adjudication of the rights of the Purchaser and Grabher.

VIII. Advice of Counsel

      The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected and indemnified under Section V above for all acts taken, in the absence of gross negligence or willful misconduct, in accordance with the advice and instructions of such counsel. In the event that the Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which the Escrow Agent may thereafter suffer or incur in connection with this Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Purchaser and Grabher, jointly and severally. In the event that the Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to the Escrow Agent including the amounts attributable to services rendered by partners or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Purchaser and Grabher, jointly and severally, unless such loss, liability or expense is due to the willful breach by the Escrow Agent of its duties hereunder.

IX.   Compensation and Expenses

      The Escrow Agent agrees to serve without compensation for its services. All expenses of the Escrow Agent incurred in the performance of its duties hereunder shall be paid by Purchaser.

X.    Resignation of Escrow Agent

      The Escrow Agent may resign at any time upon giving the other parties hereto thirty (30) days' notice to that effect. In that event the successor Escrow Agent shall be such person, firm, or corporation as Purchaser and Grabher shall mutually select. It is understood and agreed that the Escrow Agent's resignation shall not be effective until a successor Escrow Agent agrees to act hereunder; provided, however, that in the event no successor Escrow Agent is

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

appointed and acting hereunder within thirty (30) days of such notice, the Escrow Agent may deliver the Escrowed Stock to a court of competent jurisdiction; and provided, further, that the Escrow Agent may appoint a successor escrow agent hereunder at any time so long as such successor shall accept and agree to be bound by the terms of this Agreement (except that any such successor escrow agent shall be entitled to customary fees which shall be payable by the Purchaser) and shall be a bank or trust company insured by the Federal Deposit Insurance Corporation.

XI.   Escrow Agent as Counsel to the Purchaser

      Grabher hereby acknowledges that the Escrow Agent is counsel to the Purchaser and agrees that he will not seek to disqualify the Escrow Agent from acting and continuing to act as counsel to the Purchaser in the event of a dispute hereunder or in the course of the defense or prosecution of any claim relating to the transactions contemplated hereby or by the Ballerini Purchase Agreement or RGB Purchaser Agreement.

XII.  Notices

      All notices, consents, approvals, directions, and instructions required or permitted under this Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

         A. If to the Purchaser, to it at the address and facsimile number set forth in or furnished pursuant to the provisions of the Ballerini Purchase Agreement;

         B.       If to Grabher, to


                           ----------------------------------
                           ----------------------------------
                           Facsimile:
                                     ------------------------; and

         C.       If to the Escrow Agent, to it at:

                           Marc J. Ross, Esq.
                           Sichenzia Ross Friedman  Ference LLP
                           1065 Avenue of the Americas
                           New York, NY 10018
                           Facsimile: (212) 930-9725

or to such other persons or addresses as any party may have furnished in writing to the other parties. Copies of all communications hereunder shall be sent to the Escrow Agent.

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


XIII. Entire Agreement, Etc.

         This Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party. If a conflict between the terms and provisions hereof and of either the Ballerini Purchase Agreement or the RGB Purchase Agreement occurs, the terms and provisions hereof shall govern the rights, obligations, and liabilities of the Escrow Agent.

XIV.     Successors and Assigns

         This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, successors, assigns, distributees, and legal representatives.

XV.      Counterparts

         This Agreement may be executed in several counterparts, each of which shall be deemed original, but such counterparts together shall constitute one and the same instrument.

XVI.     Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of New York. Any action to enforce, arising out of, or relating in any way to any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within New York County, New York as is provided by law; and the parties hereto consent to the jurisdiction of the court or courts located within New York, New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by law.

XVII.    Additional Documents and Act

         The Purchaser and Grabher shall, from time to time, execute such documents and perform such acts as Escrow Agent may reasonably request and as may be necessary to enable Escrow Agent to perform its duties hereunder or effectuate the transactions contemplated by thus Escrow Agreement.


                           [Signature page follows.]

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

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

                                     IPEX, Inc


                                     By:  /s/ Milton Ault
                                         ---------------------------------------
                                     Name: Milton "Todd" Ault III
                                     Title: Chief Executive Officer


                                     B Tech, Ltd.


                                     By:  /s/ Massimo Ballerini
                                         ---------------------------------------
                                     Name:  Massimo Ballerini
                                           -------------------------------------
                                     Title:  Director
                                            ------------------------------------


                                      /s/ Massimo Ballerini
                                      ---------------------------------------
                                     Massimo Ballerini


                                      /s/ Emanuele Boni
                                      ------------------------------------------
                                     Emanuele Boni


                                      /s/ Wolfgang Grabher
                                      ------------------------------------------
                                     Wolfgang Grabher


                                     Sichenzia Ross Friedman Ference LLP


                                     By:  /s/ Marc J. Ross
                                         ---------------------------------------
                                     Name: Marc J. Ross, Esq.
                                     Title: Partner

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